Keel Infrastructure Reports Second Quarter 2026 Results

Site development on track across near-term sites with visibility on infrastructure delivery timelines

Active negotiations at three sites with deepening commercial engagement

$819 million of liquidity supports site development through lease signing and expansion capacity opportunities

NEW YORK, August 10, 2026 - Keel Infrastructure Corp. (NASDAQ/TSX: KEEL) (“Keel” or the “Company”), a North American digital infrastructure and energy company, today reported its financial results for the quarter ended June 30, 2026.

“Power is the constraint. Everything else is downstream of it. Eighteen months ago, we positioned the Company around this thesis, and today all three of our priority sites are nearing full permitting with multiple prospective tenants negotiating for each one," said CEO Ben Gagnon. "With $819 million of liquidity and uncommitted 2027 capacity across PJM and Washington, we are negotiating from a position of strength.”

"We are better capitalized today than at any point in our Company's history,” said CFO Jonathan Mir. “Our strong financial position gives us the ability to make strategic commercial decisions and advance our sites on a schedule that our customers will require. We believe we're well positioned to finance each site's construction smoothly and on terms that will create value for our shareholders."

Strategic and Operational Highlights
•Appointed Ganesh Aiyer as President to lead Keel’s commercial and expansion activities.
•Secured zoning and land development approvals across Panther Creek (conditional land development) and Sharon. Environmental permit applications are progressing well across all three priority sites.

•Continued to work closely with partners, manufacturers, and supply chains to deliver on prospective customer timelines: accepted delivery of the first Vertiv modules at Moses Lake as well as several additional long-lead-time items at Sharon and Moses Lake, began executing the final fiber contracts across all three sites, and continued refining data center designs to improve power density.
•Completed the decommissioning of all U.S. Bitcoin mining operations in preparation for HPC site construction.
•Advanced the Sherbrooke, QC data center project with an agreement with Hydro-Sherbrooke for the conditional transfer and operation of 96 MW of existing capacity, as well as a purchase agreement for a parcel of land on which to develop the data center.

Liquidity
The Company raised $458 million via a convertible note offering during the quarter. As of August 7, 2026, the Company had a total liquidity of approximately $819 million comprising approximately $698 million in unrestricted cash and approximately $121 million in unencumbered Bitcoin.

The Company sold 1,085 Bitcoin for $75 million in proceeds during the period beginning April 1, 2026, and ending August 7, 2026, as part of its previously communicated wind down of the Bitcoin position. As of August 7, 2026 the Company’s Bitcoin balance stands at 1,861 BTC.

Q2 2026 Financial Highlights from Continuing Legacy Operations*
•Revenue of $30 million, down 50% year over year. The decrease was largely due to a decline in average Bitcoin price and the shutdown of the Moses Lake cryptocurrency mining operations in the U.S. in April 2026.
•General and administrative expenses of $31 million, compared to $19 million in Q2 2025. The increase is largely driven by targeted hiring of senior subject-matter experts as the Company scales into the project management phase of our strategy.
•Operating loss of $141 million, including non-cash depreciation of $84 million, compared to an operating income of $11 million in Q2 2025, which included $26 million of non-cash depreciation.
•Loss from continuing operations of $64 million, or a $0.11 loss per basic and diluted share, compared to an income from continuing operations of $13 million, or a $0.02 earnings per basic and diluted share, in Q2 2025.
•Adjusted EBITDA** of negative $24 million, down from $7 million in Q2 2025.

*In 2025, the Company began to execute a strategic transformation, pivoting to North American HPC infrastructure and winding down most legacy Bitcoin mining operations. Following the rebalancing of our portfolio, our Latin American assets are classified as sold. The facilities have met the criteria and are now classified as discontinued operations. Continuing operations refer to our North American portfolio.
**Adjusted EBITDA is a non-GAAP financial measure and should be read in conjunction with and should not be viewed as an alternative to or replacement of measures of operating results and liquidity presented in accordance with U.S. GAAP. In addition, the Company’s non-GAAP measures are adjusted to exclude discontinued operations, to align with the presentation in our financial statements. Refer to the reconciliation to the most comparable GAAP measure included at the end of this news release

Conference Call
Management will host a conference call today, August 10, 2026 at 8:00 a.m. Eastern. All Q2 2026 materials will be available before the call and can be accessed on the ‘Quarterly Results’ section of the Keel investor site.

The live webcast and a webcast replay of the conference call can be accessed here. To access the call by telephone, register here to receive dial-in numbers and a unique PIN to join the call.

Non-GAAP Measures
Keel follows U.S. GAAP. Under U.S. GAAP, the revaluation gains and losses on the mark-to-market of its Bitcoin holdings and the realized gains and losses on the disposition of Bitcoins are reflected in its income statement. The Company also does not include the revaluation gains or losses on the mark-to-market of its Bitcoin holdings and the realized gains or losses on the disposition of Bitcoins in Adjusted EBITDA, which is a measure of the cash profitability of its operations and does not reflect the change in value of its assets and liabilities. The Company uses Adjusted EBITDA to measure its operating activities' financial performance and cash generating capability, to assess profitability before the impact of the items excluded from EBITDA, to provide users with a consistent and comparable measure of profitability, and to facilitate comparisons of operating performance.

About Keel Infrastructure Corp.
Keel Infrastructure Corp. is a North American digital infrastructure and energy company that develops and owns data centers and energy infrastructure for high-performance computing workloads, including AI. With a development pipeline of 2.2 gigawatts and established grid interconnections in place, Keel delivers scalable infrastructure solutions in high-demand power markets across Pennsylvania and Washington State in the United States, and Québec in Canada. Keel is headquartered in New York City and trades under the ticker symbol "KEEL" on Nasdaq and TSX. Learn more at www.keelinfra.com.

Forward-Looking Statements
This news release contains certain “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. The statements and information in this release regarding the North American energy and compute infrastructure strategy, opportunities relating to the potential of the Company’s data centers for HPC/AI opportunities, our development pipeline, the availability of funds for the Company’s development activities, the Company's liquidity and capital resources, the expected timelines for permitting, site development, and infrastructure delivery, the Company's ability to enter into commercial agreements with customers, and other statements regarding future growth, plans and objectives of the Company are forward-looking information.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “positioning”, “prospects”, “believes”, “on track” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information.

This forward-looking information is based on assumptions and estimates of management of Keel at the time they were made, and involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Keel to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Such factors, risks and uncertainties include, among others: our limited operating history and history of operating losses, which make it difficult to evaluate our business and prospects; our evolving business model and strategy, including our strategic transformation from Bitcoin mining to HPC infrastructure, which may not be successful; our dependence on reliable and economical sources of power, including regulated electricity rates in Québec (Canada), Pennsylvania and Washington State (United States); our reliance on a limited number of third-party suppliers and manufacturers, including those in foreign jurisdictions, exposing us to supply chain disruptions, trade restrictions, and tariff risks; delays, cost overruns, and other risks associated with the continued development of our existing and planned facilities; intense competition from other Bitcoin mining companies and established HPC data center operators, some of which may have greater resources and experience; the potential inadequacy of our insurance coverage to protect against all losses; the capital-intensive nature of constructing HPC data centers and our potential inability to secure financing for such efforts; significant competition for suitable data center sites and regulatory constraints that could adversely impact our development pipeline; our dependence on significant customers for our HPC data centers, and the risk of customer default or failure to make timely payments; community opposition to our data center operations; the rapidly evolving regulatory landscape surrounding HPC, AI, and Bitcoin mining, which may negatively impact our expansion efforts; the high volatility of Bitcoin prices, which has significantly affected and will continue to affect the profitability of our operations; fraud or failure of Bitcoin exchanges, custodians, and other trading venues that could adversely impact Bitcoin prices and our business; our requirement to obtain and comply with numerous government permits and approvals across multiple jurisdictions; extensive environmental, energy, and climate-related regulation that could result in significant additional costs or liabilities; political uncertainty in the U.S. and internationally, including potential regulatory and policy changes affecting the cryptocurrency and data center industries; cybersecurity threats and hacking attacks that could compromise our systems and data; the potential classification of the Company as a passive foreign investment company, which could result in adverse tax consequences for U.S. holders; the need for additional capital in the future, with no assurance that financing will be available on acceptable terms; risks that our hedging activities may not be effective and could result in significant losses; counterparty risk with respect to the capped call transactions entered into in connection with the convertible notes; and potential dilution to shareholders from future issuances of capital stock, conversion of convertible notes, or exercise of options and warrants.. For further information concerning these and other risks and uncertainties, refer to Keel’s filings with the U.S. Securities and Exchange Commission (“SEC”) at www.sec.gov and on www.sedarplus.ca, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent filings with the SEC. There may be other factors that cause results not to be as anticipated, estimated or intended, including factors that are currently unknown to or deemed immaterial by Keel. There can be no assurance that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on any forward-looking information. Keel does not undertake any obligation to revise or update any forward-looking information other than as required by law. Trading in the securities of the Company should be considered highly speculative.

Investor Relations Contact: Laine Yonker ir@keelinfra.com	Media Contact: Amanda Ignatius media@keelinfra.com

Keel Infrastructure Corp. Consolidated Financial & Operational Results (unaudited)

	Three months ended June 30,				Six months ended June 30,
(U.S.$ in thousands except where indicated)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenues	30,430	60,908	(30,478)	(50) %	67,422	108,559	(41,137)	(38) %
Cost of revenues	(117,183)	(64,794)	(52,389)	81%	(180,480)	(112,169)	(68,311)	61%
Gross loss	(86,753)	(3,886)	(82,867)	nm	(113,058)	(3,610)	(109,448)	nm
Gross margin	(285) %	(6) %	—	—	(168) %	(3) %	—	—
Operating expenses
General and administrative expenses	(31,311)	(19,384)	(11,927)	62%	(58,148)	(37,002)	(21,146)	57%
Change in fair value of digital assets	(9,029)	16,283	(25,312)	(155) %	(50,478)	(6,750)	(43,728)	648%
Realized (loss) gain on sale of digital assets	(11,180)	16,005	(27,185)	(170) %	(12,990)	20,982	(33,972)	(162) %
(Loss) gain on disposition of property, plant and equipment and deposits	(918)	1,791	(2,709)	(151) %	(919)	2,348	(3,267)	(139) %
Impairment of long-lived assets	(1,583)	—	(1,583)	(100) %	(3,569)	—	(3,569)	(100) %
Operating (loss) income	(140,774)	10,809	(151,583)	nm	(239,162)	(24,032)	(215,130)	895%
Operating margin	(463) %	18%	—	—	(355) %	(22) %	—	—
Interest income	2,885	460	2,425	527%	6,608	1,262	5,346	424%
Interest expense	(2,114)	(1,582)	(532)	34%	(5,714)	(1,767)	(3,947)	223%
Gain on derivative assets and liabilities	77,040	3,784	73,256	nm	75,476	70	75,406	nm
Loss on extinguishment of long-term debt	—	—	—	— %	(21,596)	—	(21,596)	(100) %
Other expenses	(971)	(275)	(696)	253%	(7,123)	(488)	(6,635)	nm
Total other income (expense)	76,840	2,387	74,453	nm	47,651	(923)	48,574	nm
(Loss) income before taxes from continuing operations	(63,934)	13,196	(77,130)	(584) %	(191,511)	(24,955)	(166,556)	667%
Income tax expense	(17)	—	(17)	(100) %	(14)	(222)	208	(94) %
(Loss) income from continuing operations	(63,951)	13,196	(77,147)	(585) %	(191,525)	(25,177)	(166,348)	661%
Loss from discontinued operations	(1,044)	(18,697)	17,653	(94) %	(18,823)	(35,877)	17,054	(48) %
Net loss	(64,995)	(5,501)	(59,494)	nm	(210,348)	(61,054)	(149,294)	245%
nm: not meaningful

1	Excluding discontinued operations in Rio Cuarto, Argentina, which have been abandoned due to the halting of the energy supply since May 12, 2025 and economic uncertainty in the region, and in Paso Pe, Paraguay, for which its sale was completed on April 21, 2026, as we make a strategic shift towards HPC data center projects in North America.

l Infrastructure Corp. Reconciliation of Consolidated (loss) income from continuing operations to EBITDA and Adjusted EBITDA from Continuing Operations (unaudited)**

	Three months ended June 30,				Six months ended June 30,
(U.S.$ in thousands except where indicated)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change

Revenues	30,430	60,908	(30,478)	(50) %	67,422	108,559	(41,137)	(38) %

Loss before taxes from continuing operations	(63,934)	13,196	(77,130)	(584) %	(191,511)	(24,955)	(166,556)	667%
Interest income	(2,885)	(460)	(2,425)	527%	(6,608)	(1,262)	(5,346)	424%
Interest expense	2,114	1,582	532	34%	5,714	1,767	3,947	223%
Depreciation and amortization	84,149	26,439	57,710	218%	111,843	44,887	66,956	149%
EBITDA	19,444	40,757	(21,313)	(52) %	(80,562)	20,437	(100,999)	(494) %
EBITDA margin	64%	67%			(119) %	19%
Stock-based compensation	9,848	3,426	6,422	187%	12,554	7,552	5,002	66%
Realized loss (gain) on disposition of digital assets	11,180	(16,005)	27,185	170%	12,990	(20,982)	33,972	162%
Change in fair value of digital assets	9,029	(16,283)	25,312	155%	50,478	6,750	43,728	648%
Impairment of long-lived assets	1,583	—	1,583	100%	3,569	—	3,569	100%
Gain on derivative assets and liabilities	(77,040)	(3,784)	(73,256)	nm	(75,476)	(70)	(75,406)	nm
Loss on extinguishment of long-term debt	—	—	—	— %	21,596	—	21,596	100%
Costs not associated with ongoing operations (1)	374	—	374	100%	6,406	1,671	4,735	283%
Sales tax recovery - prior years - energy and infrastructure and G&A expenses (2)	—	—	—	— %	—	—	—	— %
Other expense (income) (2)	1,889	(1,516)	3,405	225%	8,042	(1,860)	9,902	532%
Adjusted EBITDA	(23,693)	6,595	(30,288)	(459) %	(40,403)	13,498	(53,901)	(399) %
Adjusted EBITDA margin	(78) %	11%			(60) %	12%
nm: not meaningful

1	Costs not associated with ongoing operations for YTD Q2 2026 includes $5.4 million of professional fees related to the U.S. redomiciliation and $1.0 million related to the U.S. GAAP conversion. Costs not associated with ongoing operations for YTD Q2 2025 include $1.6 million of professional fees related to the acquisition of Stronghold and $0.1 million related to the sale of the Yguazu Bitcoin Data Center.
2	Other expense (income) for Q2 2026 and YTD Q2 2026 include a provision for receivables of nil and $4.2 million, respectively (Q2 2025 and YTD Q2 2025: nil), amortization of the convertible notes transaction costs of $0.9 million and $2.5 million, respectively (Q2 2025: $0.5 million, YTD Q2 2025: $0.5 million), a (gain) loss on disposal of property, plant and equipment of $0.9 million and $0.9 million, respectively, (Q2 2025: $(1.8) million, YTD Q2 2025: $(2.3) million), and other financial (income) expense of $0.2 million and $0.4 million, respectively, (Q2 2025: $(0.4) million, YTD Q2 2025: $(0.3) million).